Calculation of Filing Fee Tables
F-3
Brera Holdings PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock	415(a)(6)	156,602,916		$ 1,021,051,012.32			F-3	333-291657	11/19/2025	$ 141,007.14
Carry Forward Securities	2	Equity	PIPE Common Warrants	415(a)(6)	0		$ 0.00			F-3	333-291657	11/19/2025	$ 0.00
Carry Forward Securities	3	Equity	Strategic Advisor Pre-Funded Warrants	415(a)(6)	0		$ 0.00			F-3	333-291657	11/19/2025	$ 0.00
Carry Forward Securities	4	Equity	Strategic Advisor Warrants	415(a)(6)	0		$ 0.00			F-3	333-291657	11/19/2025	$ 0.00
			Total Offering Amounts:				$ 1,021,051,012.32		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $1,021,051,012.32 pursuant to a registration statement on Form F-3ASR (File No. 333-291657) initially filed with the Securities and Exchange Commission on November 19, 2025 (the Prior Registration Statement) and, in connection therewith, paid a filing fee of $141,007.14. Of such securities, an aggregate of $1,021,051,012.32 remain unsold (the Unsold Securities). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $141,007.14 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Prior Registration Statement shall be deemed terminated as of the date of the effective date of this registration statement. The figures provided in the table do not reflect the 10-for-1 reverse stock split completed by the Registrant on May 14, 2026.

[2]	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

[3]	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

[4]	Included in the price of the Class B Ordinary Shares. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date